Exhibit 5.1

May 20, 2013

The Board of Directors of Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, MD 20716

Re:         Old Line Bancshares, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Old Line Bancshares, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, (the “Act”) on Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement (Registration No. 333-184924) (the “Registration Statement Amendment”) of 2,785 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to options (“Options”) that have been issued under the WSB Holdings, Inc. 1997 Omnibus stock Plan, as amended (the “Plan”), assumed by the Company pursuant to the Agreement and Plan of Merger by and between the Company and WSB Holdings, Inc., dated as of September 10, 2012, as amended November 8, 2012 (the “Merger Agreement”).  As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement Amendment as filed on the date hereof; (ii) the Articles of Incorporation of the Company (the “Charter”), as amended or supplemented from time to time; (iii) the Amended and Restated Bylaws of the Company, as amended to date; (iv) the Plan; (v) the proceedings of the Board of Directors of the Company relating to the approval of the Merger Agreement, the assumption of the Plan, the filing of the Registration Statement Amendment and the issuance of the Shares (the “Resolutions”); (vi) a certificate of the Company regarding certain matters related to the assumption of the Plan and registration of the Shares; (vii) a certificate of the Maryland State Department of Assessments and Taxation dated May 20, 2013 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and (viii) such other statutes, certificates, instruments and documents relating to the Company and maters of law as we have deemed necessary to the issuance of this opinion.

The Board of Directors of Old Line Bancshares, Inc.
May 20, 2013

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company.  We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A.           Each natural person executing any of the documents that we have reviewed has the legal capacity to execute such documents.

B.           All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C.           All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

D.           The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Shares will be properly executed by one or more such persons.

E.           At the time of the issuance of any Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued.

F.           Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

G.           The Resolutions are, and will be, in full force at all times at which any Shares are issued by the Company.

The Board of Directors of Old Line Bancshares, Inc.
May 20, 2013

H.         Each award agreement under which options were granted under the Plan and for which the Shares may be issued are consistent with the Plan and were duly authorized, validly executed and delivered by the parties thereto.

I.           No Shares will be issued until the Registration Statement has become effective and the Registration Statement and any amendment thereto will remain effective at the time any Shares are issued.

J.          The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued.

K.         The exercise price of the Options will be at least $0.01 per share.

In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualification and limitations as follows:

(a)        The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction.  The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof or such later date as the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein after the date hereof.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated

(b)        Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares that may be issued and sold by the Company under the Plan, upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan and the Merger Agreement and in accordance with the terms of any agreements pursuant to which options to purchase the Shares were granted, the Shares will be legally issued, fully paid and nonassessable.

The Board of Directors of Old Line Bancshares, Inc.
May 20, 2013

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

OBER, KALER GRIMES & SHRIVER, A PROFESSIONAL CORPORATION

By: /s/ Frank C. Bonaventure
Frank C. Bonaventure, Shareholder